Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Kevin Chamberlain
Managing Director, Corporate Communications
(818) 224-7028

PennyMac Mortgage Investment Trust Reports First Quarter 2010 Results

Calabasas, CA May 4, 2010 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income for the first quarter of 2010 of $1.3 million, or $0.07 per share, on total net investment income of $3.9 million.

During the first quarter of 2010, the Company acquired 5 residential mortgage whole loan pools valued at $115 million in aggregate, with unpaid principal balances at the time of purchase of $208 million.  The loans from these purchases were primarily non-performing loans with 86% of the loans either 90 days or more delinquent, or in the foreclosure process.  These transactions bring the total value of PMT’s residential mortgage whole loans and residential mortgage-backed securities as of March 31, 2010 to $200 million.  PMT also closed a transaction in April, after the end of the first quarter, to purchase an additional mortgage whole loan pool of non-performing loans valued at $71 million with an unpaid principal balance of $141 million.

During the quarter ended March 31, 2010, PMT recorded net investment income totaling $3.9 million.  The following is a summary of the Company’s net investment income for the quarter:

	Net Investment Income	Ending Balance	Annualized interest yield
	(dollars in thousands)

Short-term money market investment	$45	$115,485	0.10%

Mortgage-backed securities:
Non-agency subprime	600	35,817	6.58%
Non-agency Alt-A	611	24,582	7.64%
Non-agency prime jumbo	130	15,990	3.76%
Total mortgage-backed securities	1,341	76,389	6.32%

Mortgage loans	2,468	123,464	8.82%
	$3,854	$315,338	3.37%

During the quarter, the Company’s investment holdings in short-term money market investments shifted to longer-term, higher returning residential mortgage whole loans.  However, most of the acquisitions were completed during the latter part of the quarter and the quarterly results therefore may not reflect the full potential yield on these assets had they been held for the complete reporting period.  During the quarter, PMT recognized an annualized yield of 8.82% on its residential whole loan portfolio.

With the closing of its $71 million transaction in April, together with its previous loan and securities acquisitions, the Company has now deployed a substantial amount of the initial capital raised in its initial public offering.  With this in mind, the Company has begun working on its first securitization to provide additional capital and increase PMT’s investment capacity.  While there is no guarantee that the securitization will be successfully completed, PMT is targeting completion in the second quarter.  In addition, the mortgage whole loan portfolio will continue to produce cash flows as current loans pay down and non-performing loans become resolved.  The Company’s short-term MBS, valued at $76 million, may also be re-invested into higher yielding, longer-term residential whole loan opportunities as they arise.

Stanford L. Kurland, Chairman and Chief Executive Officer of PMT, stated, “Market activity for non-performing whole loans accelerated throughout the first quarter, and continues to accelerate into the second quarter of 2010.  Our investment manager was well positioned to capitalize on this increased activity and, as a result, PMT successfully completed 5 whole loan acquisitions in the first quarter, deploying $115 million in capital.  PMT also purchased an additional residential whole loan pool in April for $71 million.”

“In addition to our acquisition of distressed whole loans, we are moving forward with our prime agency conduit, having purchased our first loans into the conduit in April,” continued Mr. Kurland.  “We expect to proceed gradually with our conduit business throughout the rest of 2010.  As PMT builds out its capabilities, we will continue to look to play an integral role in the re-emergence of the mortgage market; however, the Company plans to proceed at a measured and patient pace, consistent with the approach used in our acquisitions of mortgage whole loans.”

“As we look forward, we continue to see attractive opportunities in the marketplace,” concluded Mr. Kurland.  “We are starting to see a stabilization of real estate values, with the economy showing some signs of improvement.  The securitization market is starting to make a comeback as well, with a recent announcement of the first newly originated jumbo securitization in approximately 2 years.  We are encouraged by these events and feel that PMT is well positioned to capitalize on the variety of opportunities that will arise as the markets continue to improve.”

Management’s recorded earnings call and slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMacMortgageInvestmentTrust.com beginning at 5:30 a.m. (PT) on Tuesday, May 4, 2010.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a recently formed mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets.  PennyMac Mortgage Investment Trust trades on the New York Stock Exchange under the symbol "PMT" and is externally managed by PNMAC Capital Management, LLC, a wholly owned subsidiary of Private National Mortgage Acceptance Company, LLC.  Additional information about PennyMac Mortgage Investment Trust is available at www.pennymacmortgageinvestmenttrust.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:  changes in general business, economic, market and employment conditions from those expected; continued declines in residential real estate and disruption in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives and investment strategies; changes in our investment or operational objectives and strategies, including any new lines of business; the concentration of credit risks to which we are exposed; the availability, terms and deployment of short-term and long-term capital; unanticipated increases in financing and other costs, including a rise in interest rates; the performance, financial condition and liquidity of borrowers; increased rates of delinquency or decreased recovery rates on our investments; increased prepayments of the mortgage and other loans underlying our investments; changes in regulations or the occurrence of other events that impact the business, operation or prospects of government sponsored enterprises; changes in government support of homeownership; changes in governmental regulations, accounting treatment, tax rates and similar matters; and our ability to satisfy complex rules in order to qualify as a REIT for U.S. federal income tax purposes.  You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Cash	$2,125	$54
Short-term investment	115,485	213,628
Mortgage-backed securities at fair value	76,389	83,771
Mortgage loans at fair value	123,464	26,046
Real estate acquired in settlement of loans	1,511	—
Principal and interest collections receivable	6,491	—
Interest receivable	602	492
Due from affiliates	51	—
Other assets	570	455
Total assets	$326,688	$324,446

LIABILITIES
Accounts payable and accrued liabilities	$563	$527
Contingent underwriting fees payable	5,883	5,883
Income taxes payable	127	—
Payable to affiliates	4,635	4,238
Total liabilities	11,208	10,648

Commitments and contingencies	—	—

SHAREHOLDERS’ EQUITY
Common shares of beneficial interest—authorized, 500,000,000 shares of $0.01 par value; issued and outstanding, 16,735,317 shares	167	167
Additional paid-in capital	315,942	315,514
Accumulated deficit	(629)	(1,883)
Total shareholders’ equity	315,480	313,798
Total liabilities and shareholders’ equity	$326,688	$324,446

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share data)
(unaudited)

Quarter ended March 31, 2010
Investment Income
Interest income:
Mortgage-backed securities	$1,284
Mortgage loans	1,335
Other	45
2,664
Change in fair value of investments:
Mortgage-backed securities	57
Mortgage loans	1,133
1,190
Net investment income	3,854
Expenses
Management fees	1,211
Compensation	803
Insurance	197
Professional services	94
Other	168
Total expenses	2,473

Income before provision for income taxes	1,381

Provision for income taxes	127
Net income	$1,254

Earnings per share, basic and diluted	$0.07
Weighted average shares outstanding: Basic	16,735
Diluted	17,110

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